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          Information Statement Pursuant to Section 14(c) of the Securities
                                    Exchange Act of 1934

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     Confidential, for Use of the Commission Only (as permitted by
      Rule 14c-5(d)(2))
      Definitive Information Statement

_____________________NOFIRE TECHNOLOGIES, INC._____________________
(Name of Registrant As Specified In Its Charter)

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INFORMATION STATEMENT

NOFIRE TECHNOLOGIES, INC.

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION


To Our Stockholders:

          We are pleased to advise you of the approval of an amendment to our certificate of incorporation to increase the number of shares of common stock we are authorized to issue. The amendment was adopted as part of a restructuring of our indebtedness, as described in this information statement. Our Board of Directors approved the amendment on January 5, 2005 and rather than incur the expense of a special meeting of stockholders to approve the amendment, solicited the consents of several stockholders who own a majority of our outstanding common stock. Those stockholders collectively own 18,497,977 shares of our common stock. As of February 8, 2005, the record date for the consent, we had 35,034,836 shares outstanding, so those stockholders hold 52.6% of our outstanding common stock. We are incorporated in Delaware, and the Delaware General Corporation Law permits stockholder approval to be obtained without a meeting provided that consents are given by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to approve the action at a meeting at which all shares eligible to be voted were present and voted. A majority of our outstanding shares would be sufficient to approve the amendment; thus, the consents we obtained are sufficient to satisfy the requirement for stockholder approval.

          We are sending this information statement to you to advise you of this development, which is vital to our continuing efforts to expand and strengthen our employee base, and to comply with the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. WE ARE NOT ASKING FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY. The approximate date on which this information Statement is first being sent to our stockholders is March __, 2005. It is being sent to our stockholders of record as of February 8, 2005, the record date for consent.

          NoFire Technologies, Inc. has its principal executive office at 21 Industrial Avenue, Upper Saddle River, New Jersey 07458.

          The following is a description of the amendment and the reasons for adopting it, and a copy of the amendment is included as Exhibit A to this information statement.

Terms of Amendment

          Our certificate of incorporation currently authorizes us to issue up to 50,000,000 shares of our common stock, and currently we have 35,034,836 shares outstanding. The amendment will increase our authorized shares to 150,000,000. In addition, we are reducing the par value of our common stock from twenty cents ($.20) to one cent ($.01) per share due to the fact that our shares currently are trading below $.20 per share. A copy of the certificate of amendment to our certificate of incorporation is attached as Exhibit A.

Common Stock

          Holders of common stock are entitled to vote for each share held of record on all matters to be voted on by the stockholders and do not have cumulative voting rights. The election of directors is determined by a plurality of votes cast. Our Articles of Organization require the approval of the holders of a majority of the common stock. Except as otherwise required by law, all other matters are determined by a majority of votes cast. The holders of common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for the payment thereof, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of NoFire, holders of common stock are entitled to receive ratably the net assets of NoFire available for distribution after preferred distributions, if any, to the holders of any preferred stock. The shares of common stock that will be outstanding upon the conversion of the bonds or exercise of the warrants referred to below will be, when issued and paid for, fully paid and non-assessable. Holders of common stock have no preemptive or subscription rights, nor any redemption or conversion rights.

Debt Conversion Transaction

           We were indebted to six individuals in the aggregate amount of $1,610,292. Five of the six individuals are directors or officers of NoFire.

Name                Amount        Position

Sam Oolie            $539,000       Director, Chairman of the
                                              Board, Chief Operating
                                              Officer, Chief Financial
                                              Officer and Treasurer

Sam Gottfried         $498,000      Director, Chief Executive
                                               Officer, Chief Technical
                                               Officer and Assistant Treasurer
Alphonso Margino      $275,000      Vice President and Secretary

Gerald H. Litwin      $258,000      Director

Bernard J. Koster    $  15,292      Director

Mitchell Goldstone   $  25,000      Financial Consultant

The indebtedness consists of short-term accounts payable and deferred salaries. All of the indebtedness was immediately due and was therefore classified as a current liability.

          Pursuant to a Debt Conversion Agreement dated August 30, 2004 among the six individuals named above and us, the individuals each agreed to accept our convertible bond and a stock purchase warrant in satisfaction of the current liability. Each bond is in the amount of the liability listed above for the respective individuals. They bear interest at 8% per year and were due and payable on December 31, 2007. The bonds are convertible to our common stock at any time prior to maturity at the rate of fourteen cents ($.14) per share. All of these bonds have been converted into common stock by December 31, 2004

          Each individual was issued a warrant for the number of shares shown below. The warrants are exercisable at $.14 per share and expire August 30,
 2014. The following lists the number of shares into which each bond was converted and the number of shares subject to each individual?s warrant, including interest to date of conversion.

                                   Convertible
Name                              Bond Shares               Warrant Shares

Sam Oolie                        3,923,531                    11,770,596

Sam Gottfried                    3,625,030                    10,875,093

Alphonso Margino                 2,196,642                     6,025,926

Gerald H. Litwin                 1,867,900                     5,603,700

Bernard J. Koster                  110,713                       332,139

Mitchell Goldstone                 180,998                       542,994
                                11,502,086                    35,150,448


          Therefore, a total of 35,150,448 shares of common stock must be reserved for issuance upon exercise of the warrants. We currently have 35,034,836 shares outstanding and 82,388,535 shares reserved for issuance upon the exercise of options and warrants. We have 50,000,000 shares of common stock authorized for issuance and therefore need to increase the number of authorized shares.

Shareholder Approval

           The Certificate of Amendment has been approved by the holders of 18,497,977 shares of our common stock, or 52.6% of the outstanding shares. Pursuant to the Delaware General Corporation Law, such approval in lieu of a meeting of stockholders is valid provided prompt notice is given to all of our stockholders who did not consent. Furthermore, rules adopted by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, require an information statement such as this to be delivered to our stockholders at least twenty (20) days prior to the effective date of the action to be taken. Therefore, the Certificate of Amendment will not be filed until at least 20 days from the date of this statement, or approximately
April 20, 2005.

EXHIBIT A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

NOFIRE TECHNOLOGIES, INC.



It is hereby certified that:

           1. The name of the corporation (hereinafter called the ?Corporation?) is NOFIRE TECHNOLOGIES, INC.

           2. The certificate of incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:

                          ?FOURTH:   The total number of shares of stock which
            the Corporation shall have authority to issue is one hundred fifty million (150,000,000) shares of common stock with a par value of one (1) cent per share, all of the same class.?

           3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware by the consent of holders of a majority of our outstanding shares of common stock, acting without a meeting.

           4. The effective time of the amendment herein certified shall be upon the date of filing this Certificate of Amendment with the Secretary of State of the State of Delaware.

Signed on March ___, 2005           NOFIRE TECHNOLOGIES, INC.



                                                   BY:_________________________

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